PROMISSORY NOTE

$131,800.00                                                        July 27, 2001


     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts so herein stipulated, the undersigned, Tanisys Technology, Inc., ("Borrower"), at 12201 Technology Boulevard, Suite 125, Austin, Texas 78727, PROMISED TO PAY TO THE ORDER OF CHUCK COMISO, individually ("Lender"), at Austin, Texas, the sum of One Hundred Thirty-one Thousand Eight Hundred and 00/100 Dollars ($131,800.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest on the unpaid principal amount from the date hereof until maturity at a fixed rate ("Stated Rate") equal to Ten Percent (10%) per annum, not to exceed the maximum non-usurious interest rate permitted by applicable law from time to time in effect, as such law may be interpreted, amended, revised, supplemented or enacted (the "Maximum Rate"), provided that if at any time the Stated Rate exceeds the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. In the event the Maximum Rate applicable to this Note should subsequently be changed, then interest hereon shall accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest so accrued equals the aggregate amount of interest which would have accrued at the Stated Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Stated Rate. The principal amount of this Note and accrued interest are payable as follows:

     The earlier of August 6, 2001 or upon the closing of the private placement of Borrower's Preferred Stock.

     If not sooner paid, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest shall be due and payable on August 6, 2001.

     In the event of default in the making of any payment herein provided, either of principal or interest, or in the event this Note is declared due, interest shall accrue at the Maximum Rate.

     Borrower hereby agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection or if collected by suit or through any probate, bankruptcy or any other legal proceedings.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days these amounts are outstanding on the basis of a 360-day year, except for calculations of the Maximum Rate, which will be on the basis of a 365-day or 366-day year, as is applicable. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (1) the provisions of this paragraph shall govern and control; (2) neither Borrower, endorsers or guarantors, nor their heirs, legal representatives, successors or assigns, nor any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower; and (4) the provisions of this Note and any documents securing payment of this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the Maximum Rate. For the purpose of determining the Maximum Rate, all interest payments with respect to this Note shall be amortized, prorated and spread throughout the full term of the Note so that the effective rate of interest on account of this Note is uniform throughout the term hereof.

     The laws of the State of Texas shall govern the provisions of this Note.

     Borrower acknowledges that the principal sum of this Note is composed of $95,000 in back salary, $6,800 in Federal tax penalties, and $30,000 advanced on behalf of the Borrower to pay down its obligations to the law firms of Smith Underwood and Perkins and Howard, Rice, Nemorovski, Canady, Falk & Rabkin.

     Each surety, guarantor and endorser agrees that this Note and the liens securing its payment may be renewed and the time of payment extended from time to time, without notice and without releasing any of the foregoing.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     Borrower may prepay this Note, in whole or in part, at any time prior to maturity without penalty, and interest shall cease on any amount prepaid.


                                            TANISYS TECHNOLOGY, INC.


                                            By: /s/ Terry W. Reynolds, VP
                                                -------------------------------
                                                Title: Vice President and CFO
                                                -------------------------------


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